Exhibit 99.2

Trex Company

Trex Company Distribution Update Call

Tuesday, July 13, 2026, 05:00 PM ET

CORPORATE PARTICIPANTS

Lee Coker--Vice President, Corporate Development & Investor Relations

Adam Zambanini--President and Chief Executive Officer

Prithvi Gandhi--Senior Vice President and Chief Financial Officer

PRESENTATION

Operator

Good evening, and welcome to the Trex Company Conference Call. [Operator Instructions] Please note, this event is being recorded. I would now like to turn the conference over to Lee Coker, Vice President, Corporate Development, and Investor Relations. Please go ahead.

Lee Coker

Good evening, everyone, and thank you for joining us on short notice to discuss today's exciting announcement. A press release concerning this news was issued earlier today and is available on the company's website.

With me on the call are Adam Zambanini, President and Chief Executive Officer, and Prith Gandhi, Senior Vice President, and Chief Financial Officer. This conference call is being webcast and will be available on the Investor Relations page of the company's website for 30 days.

Before we begin, let me remind everyone that statements on this call regarding the company's expected future performance and conditions constitute forward-looking statements within the meaning of federal securities laws. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.

For a discussion of such risks and uncertainties, please see our most recent Form 10-K and Form 10-Q as well as other filings with the SEC. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Additionally, non-GAAP financial measures will be referenced in this call.

A reconciliation of these measures to the comparable GAAP financial measure can be found at the end of today's press release, which can be found at trex.com. The company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Finally, the purpose of today's call is to discuss the strategic changes to our distribution network. We are also sharing preliminary second quarter results and updated guidance to provide context around the announcement. We look forward to discussing our second quarter performance and full year outlook in detail on our August 4 earnings call. In the interest of keeping today's discussion focused, we respectfully ask that the questions during Q&A relate to the announced distribution network changes.

I will now turn the call over to Adam.

Adam Zambanini

Thank you, and good evening, everyone. Thank you for joining today's call to discuss our decision to upgrade our distribution network. Given the timing of this announcement, we are also providing a preliminary look at unaudited second quarter results.

Prith will provide more details, but I am pleased to report that sales came in well above our guidance range given strong execution and end market demand. We're also raising our full year revenue guidance given our strong start to the year and our confidence in our ability to execute our distribution upgrade, which I will discuss in more detail.

Today, we announced several important actions that will enhance our distribution network, including the appointment of our long-standing distribution partner, Specialty Building Products, SBP, as our sole national distributor as of year-end. As part of this upgrade, we will be expanding our network of regional distributors to include Coastal Forest Products, BlueLinx, and broadening our existing footprint with WS Building Materials.

These actions reflect our ongoing commitment to take decisive steps to keep Trex at the forefront of the market, strengthen execution across our world-class value chain and position Trex to deliver sustainable growth and long-term value for our stakeholders. I'd like to take a few minutes to discuss these actions in more detail and provide you with some insight into the strategic thinking behind it.

Before discussing the strategic rationale, let me be clear on three points. First, we do not expect any material disruption to customer service. Second, we do not expect any material impact on margins or profitability. Third, the increase in our guidance primarily reflects stronger underlying demand and execution, not temporary channel inventory movements associated with this transition.

At Trex, our vision is to shape the future of outdoor living through purposeful innovation that enriches people's lives. That vision extends beyond the products that we design to how we go to market, how we serve our customers, and how we deliver the full Trex experience.

On our Q1 earnings call, I laid out a strategic framework to drive Trex's growth. Today's announcement is a meaningful step to advance that strategy. One of the core priorities has been optimizing our channels for growth by ensuring we are aligned with the right distribution partners within the right structure to strengthen and scale our leadership. This move to grow with SBP, and the expanded regional distributor network represents a deliberate step forward in that strategy and also provides the market with clarity around the Trex distribution model.

Our objective is clear. Trex must be the preeminent brand with each of our distributors. By sharpening our alignment and reinforcing our value proposition, we are ensuring Trex occupies a position of clear strategic importance within each distribution partner's portfolio. At the same time, we are intentionally aligning the distributor partners whose portfolios complement rather than compete with our brand.

Stepping back, the distribution landscape has evolved meaningfully. We are seeing consolidation across distributors, the rise of scaled national accounts like Builders FirstSource, U.S. LBM and QXO, increased influence from the home centers and higher expectations around speed, service, and availability of the right inventory.

This transition creates a more streamlined and effective distribution model anchored by fewer, but significantly stronger distribution partners with scale, capabilities and a national footprint needed to help accelerate our growth. Against that backdrop, we made a deliberate decision to evolve our approach.

Boise Cascade and SBP have both been important distributor partners over the years. However, with SBP's acquisition of OrePac, SBP now has the genuine national scale and is uniquely positioned to serve both the U.S. and Canada for Trex. That fundamentally changed the equation for us.

Following the extensive analysis and evaluation, we made a clear decision, move to a single national distributor partner while strengthening the model with high-performing regional distributors. As part of this transition, we are exiting Boise Cascade as a national distributor for decking and railing. I personally want to thank them for their years of trusted distribution partnership with Trex. This isn't about the past. It's about where the market is going and how we best position Trex for the future.

Going forward, our structure is simpler and more focused. SBP is our sole national distributor and a select group of strong regional distributors in target markets, including WS Building Materials, Coastal Forest Products and International Wood Products, Weyerhaeuser, BlueLinx, Taiga, Nicholson & Cates, Stella-Jones, and Manufacturers Reserve Supply. Both Trex and SBP share a common vision of growth through continuous innovation and bold decision-making.

SBP is exactly the right distribution partner to help Trex execute our strategy and accelerate our return to rapid growth and market share gains. Similarly, we chose regional distribution partners very intentionally for their service, local market strength, and willingness to invest in growing the Trex category. Together, this network of distributors fully replaces Boise's footprint with no loss of coverage and maintains coast-to-coast availability.

At its core, this move is about building a distribution network that's simpler, faster, and more effective. We have approached this transition with a high level of rigor to ensure a smooth and seamless execution. In preparation, we have coordinated so that our new distributor partners will begin receiving material within the coming week. At the same time, onboarding and training with these new distributor partners is now underway, supported by dedicated teams specifically assigned to manage and oversee execution.

With these measures in place, we expect the transition to be largely complete within 30 days with no material disruption to supply. This positions us more strongly to capture incremental share in an evolving channel and to outperform the broader Repair and Remodel market over time. It also creates an opportunity to realize near-term volume upside as demand transitions to Trex. With that, I'll turn it over to Prith to walk through the financial implications.

Prithvi Gandhi

Thank you, Adam. I'll cover three areas. First, our preliminary Q2 results, which are subject to change upon completion of review by our auditing firm. Second, the financial impact of the distribution transition and third our outlook for the full year. Please note that the preliminary second quarter results and our revised 2026 guidance are provided in the financial section of today's press release.

Starting with our performance in the second quarter. As Adam mentioned, we are very pleased to report that we had a strong quarter with preliminary net sales of approximately $418 million, coming in well above our expected range of $388 million to $403 million and adjusted EBITDA of approximately $112 million.

This performance was driven by strong customer demand even in a continued challenging macroeconomic environment. Importantly, this demand was also broad-based across both our distribution channels and product lines with no benefit from load-in purchases by new or expanded distribution partners. We will provide further details when we report Q2 results on August 4, 2026.

Turning to the distribution transition. At a high level, we view the financial impact as limited, manageable, and primarily timing related. In the near term, we may see modest shipment timing shifts. However, the fundamentals remain intact, no impact to underlying demand, no expected margin impact and no major restructuring or termination costs associated with this transition.

From an SG&A standpoint, we will incur costs related to training, merchandising and distribution partner onboarding, but these are fully contemplated within our full year guidance. From an inventory perspective, channel inventory remains at low levels and any short-term adjustments as Boise sells through inventory are expected to be temporary and minimal.

Moving to outlook. Given our strong start to the year and the continued excellent execution by the Trex team, we are raising our full year 2026 guidance. We now anticipate revenue ranging from $1.215 billion to $1.25 billion. We are also increasing our adjusted EBITDA range from $330 million to $345 million, up from our previous range of $315 million to $340 million.

**Corrected Commentary: We are also increasing our adjusted EBITDA range from $335 million to $350 million, up from our previous range of $315 million to $340 million

**Post call correction to commentary. Refer to original commentary for additional details.

Importantly, we are also confident that our distribution realignment will not materially impact our results as we and our distribution partners are well prepared to manage the short-term channel inventory movements. We'll continue to monitor progress closely and we'll provide additional detail when we report Q2 results.

In summary, the near-term financial impact is minimal, the operational execution plan is underway, and the long-term value creation opportunity is compelling. I'll now turn it back to Adam.

Adam Zambanini

Thank you, Prith. Let me close with three takeaways. First, this proactive distributor upgrade is rooted in our strategic priority to align with the right long-term partners to optimize our channels for growth. Second, Trex has strengthened our go-to-market model with this new network of distributor partners, improving execution, alignment, and customer service. And third, Trex is positioned to drive sustained profitable growth and share gains over time, resulting in increased shareholder value. Ultimately, this is about ensuring Trex is not just adapting to a changing channel but leading that change.

Operator, we are now ready to take questions.

QUESTION AND ANSWER

Operator

We will now begin the question-and-answer session. [Operator Instructions] Our first question today is from Susan Maklari with Goldman Sachs. Please go ahead.

Susan Maklari

Thank you. Good afternoon everyone. Thanks for taking the question. I want to start with better understanding perhaps the national versus the regional dynamics across these different partnerships that you've announced today. Can you help us understand how that will work and how it aligns versus the existing structure that you had?

Adam Zambanini

Sure, absolutely. I think this really decision goes back a couple of years when we've been talking to you about going exclusive on railing over time. We've actually went in more cases from a dual distribution model to in many cases, triple distribution. So when I look at it, upwards of 50% of our network was triple distribution.

Now what we're doing is we're realigning our business back to dual distribution with this move. That alignment on railing allowed us to be very flexible in this transition. So we were kind of seeing how the market was consolidating over time and we wanted to be prepared in terms of being proactive with the move.

And this gave us a lot of flexibility, especially as we look at, like, Specialty Building Products as they've made some acquisitions recently. And then we've had some other regional partners that have expanded over time. So we're really going back to a model that we had not too long ago, the dual distribution model. But what we've decided longer term is as the market dynamics change, it makes a lot more sense to have a national distributor with really strong targeted regional distributors in each and every single region. And that's kind of how we've lined the footprint here in North America.

Susan Maklari

Okay. That's helpful. And one of the other things that you've talked about is deepening the brand loyalty and obviously, growing the overall brand recognition in there. I guess, can you talk about how this helps you in terms of that, right? What does it do in terms of getting the brand out there and getting everybody sort of aligned and helping to get consumers more aware of the products?

Adam Zambanini

Yes. I think sometimes people forget that Trex is a top five, if not top three brand in all of building products. And so it's one of those ones that people want. And we want people underneath our distributor network that lead with the Trex brand, and it's the number one brand in their portfolio. And so for us, that is really important as we look forward into how we are marketing our products, pull through with the consumer, pull through with the contractor, pull through with the retailers. We need to have distributor partners that the number one brand in each and every single one of their portfolios is Trex.

And moving forward for us, each one of our distributor partners, by far, Trex is number one in that portfolio. And Trex also drives opportunities for -- if people get into bundling and they want to do it, Trex is what drives the traffic into the doors. And so there's a lot more flexibility that we have moving forward, leading with the strength of this brand, and it also helps those distributor partners as they want to build out their businesses, and they want to bring in other product lines. A lot of the times, other building products manufacturers look at the distributor and the products they're carrying. And the number one product that they're really looking at many times is Trex, and that's why they want to join that distributor partner. So I think it helps not just Trex, but it also helps our partners moving forward.

Susan Maklari

Okay. All right. Thank you for the color and good luck with everything.

Adam Zambanini

Thank you.

Operator

The next question is from Ryan Merkel with William Blair. Please go ahead.

Ryan Merkel

Hi, everyone. Thanks for the question. Adam, you mentioned aligning with the right partners in the script. Can you just talk about why SBP is the right partner and maybe what they bring you versus what Boise was bringing you?

Adam Zambanini

Yes. I think what I'm going to do, I'm going to focus on Specialty Building Products. Back in 2016, Boise -- our Specialty Building Products was a $500 million company back in 2016. In 2025, Specialty Building Products is $4.5 billion. So Specialty Building Products has a compounded annual growth rate well over 20%. They've been aggressive. They were our number one distributor when it comes to national accounts, and they're our fastest-growing distributor when it comes to home centers. So when we think about the future and who is really the largest in specialty building products, which is where our products sell and where we have success, we think we're aligning with the right partner for the future.

Ryan Merkel

Got it. And you mentioned simpler, faster, more effective distribution channel. Can you maybe just unpack that a little bit more, why this change brings you that?

Adam Zambanini

Yes. So as we look at the consolidation over time, there's going to be -- you have to be pretty creative in terms of what the market needs are as you got to be more agile. And when we look at not just Specialty Building Products, but our regional distributors that we have in our portfolio, they're highly creative. And so we've really thought about this move over the last year and where Trex has to be positioned in terms of how we can grow the business. And part of that has to do with creating market clarity. We've had a lot of questions from people as to the distribution and alignment where it fits, picking the right partners that are going to lead with the right brand and how we move forward. So there's a lot of -- when we look at it, we're very compelled in terms of where we think we can take this portfolio moving forward.

Ryan Merkel

All right. Thanks. I’ll pass it on.

Operator

The next question is from Phil Ng with Jefferies. Please go ahead.

Phil Ng

Hi, Adam. Thanks for all the great color thus far. You kind of led with the fact that the distribution channel is consolidating and you're going to adapt. And then you highlighted a few big one-steppers. I think you called out QXO, a couple of - U.S. LBM, BLDR. So is the focus going forward, I want to lock down my number one guy for a national guy, regional will be a little more selective, but ultimately, you're going to have less exposure to two-steppers and more to one-steppers. Is that how I should think about it? And then does that have any impact in terms of margins and programming costs?

Adam Zambanini

Yes. No, I wouldn't read into too much on that. Two-step is very important for us, but I think we also need to have flexibility into the future as to -- as there is more and more consolidation, how we can service the needs of people in national accounts. We have proactively been building out our national accounts team in tandem while we've been doing the two-step distribution changes.

So I just think we're just putting ourselves in the right position here. As we look out three to five years, right, Phil, I'm very focused on the long term and where Trex needs to be. Having the right people in the right seats, moving forward is really important to us with the right partners in place.

Phil Ng

Okay. On that note, I mean, no doubt, Specialty Building Products has been a share winner, and they've been very active on the M&A front. Any more color you're comfortable sharing in terms of how their organic growth profile in terms of moving your product versus Boise or some of the regional guys you're building a bigger relationship with have trended? I mean, has there been like a big outgrowth for SBP versus some of those other players?

Adam Zambanini

I won't share specific numbers on this call, but I would tell you, when you start to talk about organic growth and you go back through the old, let's just call it, the U.S. Lumber locations, they've had very strong organic growth over the years. So when you look at some of those companies -- that originally started with Trex over 20 years ago, they've done really well organically in addition to the acquisitions over time, as they've taken hold, we've seen them really invest in branding in terms of Specialty Building Products, and they've really done a good job on a lot of those companies they have acquired.

Remember, they acquired some of the best companies in each and every single market. So they have a really strong base as they move forward within this. The other thing is don't underestimate the specialty building products area. There's beyond them as a company, a lot of our regional players are excellent at selling specialty building products, and we're very focused on people that want to sell higher-value products moving forward, and that was part of the reason that we wanted to move forward with some of these partners.

Phil Ng

Got it. Adam, if you don't mind, if I sneak one more in. You talked about flexibility and then you used the word bundling, and you talked about aspirations of being an outdoor building products company versus just decking historically, we perceived your railing. Does this open the door for more flexibility towards being a bigger provider across the board in terms of building products as well?

Adam Zambanini

Yes, it does. I'll leave it at that.

Phil Ng

All right. Thank you, Adam. Appreciate it.

Operator

The next question is from John Lovallo with UBS. Please go ahead.

John Lovallo

Hi, guys. Thank you for taking my questions. The first one is, was a prerequisite for each of these distributors that you guys are aligned with now that they had to be exclusive with Trex on both decking and railing?

Adam Zambanini

Absolutely, 100%. Everybody is exclusive with Trex decking and railing moving forward.

John Lovallo

Okay. Fantastic. And then I guess, does this new distribution line-up change your view on pricing opportunities and the ability to put more pricing into the market or is that philosophy unchanged?

Adam Zambanini

I think it's a mix here. We got to be careful. Pricing is just one of the levers. We also want to fill these plants. And I have that edict to fill the plants, and we want to take market share away from wood. So I think we want to do both in tandem, which is how can we take share by leveraging some of the assets that we have in place, right? I think we have a, what I call a “wood conversion machine” about in Little Rock. When I start to think about that and how every 1% share away from wood is about $80 million in revenue. And then we also have a pricing group now. So we will be studying price, and we'll be opportunistic when it's time to take price.

John Lovallo

Thank you, guys.

Operator

The next question is from Keith Hughes with Truist. Please go ahead.

Keith Hughes

In the prepared statement, I think you said something around 30-day transition. Has this already begun? This question is when do you think it'll be completed with it?

Adam Zambanini

Yes. We think within 30 days, all of our new partners on board along with expansion areas will have inventory of Trex, will have all been trained, and will be actively selling Trex within 30 days.

Keith Hughes

Is that middle of August, end of third quarter? Just any kind of time frame would help.

Adam Zambanini

No later than the middle of August.

Keith Hughes

Okay.

Adam Zambanini

I would say in many cases, before the end of July. But to be conservative, I would say by middle of August.

Keith Hughes

Okay. And any changes in terms of how much inventory is typically carried at the first step with the transition here?

Adam Zambanini

So, we felt like this was a great time for all people involved on the transition, right, because this is the time of the year when people are looking at their inventory positions. We do feel like, as you saw our number, revenue came in stronger. Trex is selling very strong right now in terms of market dynamics.

And we felt like this is a very good time to sell through products and not really have an inventory hangover or an inventory build at this time. So that's why the timing was really critical for us versus if we did this later on in the year as people are trying to build inventory and making that transition, we want to be very clean as we move out through Q3.

Keith Hughes

And final question. I think historically, the big box business when it was bought special order came from the first step. Does that change at all with this change of the customer base?

Adam Zambanini

Yes. There's no changes in terms of our distribution model whatsoever.

Keith Hughes

Okay. Thank you.

Operator

The next question is from Trey Grooms with Stephens. Please go ahead.

Trey Grooms

Hey, good afternoon. So Adam, you mentioned with these changes, no loss of coverage. But just curious, geographically, do these changes significantly enhance your presence in any specific markets where maybe you weren't as strong? Or is it more kind of just filling in the legacy Boise markets, if you could?

Adam Zambanini

No, I would, I don't want to give the complete road map here because, of course, competition will be listening. But I would tell you, in some cases, it strengthens our pro channel two-step distribution model. In other cases, it strengthens our retail footprint, our home center footprint.

So yes, it was strategic in nature in terms of when we looked at the partners and expansion, we think this is once again going to fuel more growth for Trex moving forward, and that's why we did this.

Trey Grooms

Got it. Yes. And then you were mentioning your kind of this 30-day transition, all your partners will have inventory and will be actively selling. Clearly, this is the busy time in the year seasonally for you guys. Just also kind of curious about the BlueLinx exiting. You mentioned there may be some short-term adjustments, but any color you can maybe give us on any potential impact from that or timing as far as getting that work through the channel?

Adam Zambanini

Yes. I don't see any financial impact in terms of Q3. Everything that we're going to be giving, and you're going to hear a lot more on the guidance here at the end of the month. We've built it in there. So I don't think in terms of -- if you're asking me if there's any surprises or things that are unknown of through the transition, not at this time, and we don't -- I think Prith had it in his comments that there really is not going to be a financial impact from this transition.

Trey Grooms

Okay. That's it from me. Thank you.

Operator

The next question is from Ketan Mamtora with BMO Capital Markets. Please go ahead.

Ketan Mamtora

Hi, good afternoon. Thanks for taking my question. Adam, does this change your overall split between sort of the two-step channel and the big box channel? Or is that pretty much the same as it was before? And if you can remind us kind of where you are?

Adam Zambanini

Yes. No, it doesn't change that in terms of where we are today and our position within the marketplace. If anything, it will just help fuel more growth moving forward.

Ketan Mamtora

On the two-step side?

Adam Zambanini

On both sides, yes, on two-step distribution and on the home center side. Customer service and how we service these accounts are really important to us. And a lot of this is going to be about logistics moving forward when it comes to distribution, and we think we have great partners moving forward on that.

Ketan Mamtora

Understood. And then Prith talked about sort of the incremental SG&A cost is contemplated within the guidance. Is there a way to think about sort of what those costs are? And then if you were to think about what happens next year, should we think about it as that largely going away?

Prithvi Gandhi

Yes. So on the latter, look, it's a one-time certain costs we have to do additional merchandising, some partner onboarding and training and so forth. So I would think that's sort of happening this year. And then, yes, of course, every year, there's some more training and so forth, but it will be a little bit more elevated this year for making the change and bringing on some new partners. But again, it's contemplated in the guidance.

Ketan Mamtora

And is there a sort of order of magnitude, Prith, can you quantify just rough ballpark?

Prithvi Gandhi

It's small. Like again, we're not going to get into specific numbers. So it's -- again, it's contemplated in the guidance. So that's how I want to leave it for now. We'll give you more details when we report Q2.

Ketan Mamtora

Got it. Okay. That's helpful. I'll turn it over. Good luck.

Prithvi Gandhi

Thank you.

Operator

The next question is from Robert Schultz with Baird. Please go ahead.

Robert Schultz

Hey, guys. Thanks for taking the question. Most of mine have been answered, but a couple of quick ones for me. You mentioned the 30 days from the new partners. Maybe on the other side, how is Boise's wind-down being managed from a timing perspective?

Adam Zambanini

Yes. So there were some products that were released that are out there available. Of course, when it comes through anything through dealers that need to be serviced, we want to make sure that that's not interrupted whatsoever. So we'll work with them on that dealer business moving forward.

Robert Schultz

Got it. And then on your internal current inventory position, is that sufficient to fill SBP in the regionals while Boise draws down? Or will you have to build any more inventory?

Adam Zambanini

We won't be building inventory. We will have sufficient inventory on the transition. So as I look at this right now, we're in a pretty good situation where we're able to fill the customers, and we also will not be building inventory.

Robert Schultz

Got it. Thank you.

Operator

The next question is from Collin Verron with Deutsche Bank. Please go ahead.

Collin Verron

Thanks for taking my question. I just wanted to follow up on the dual distribution versus the triple distribution. I guess can you just dive a little bit more into sort of why the dual distribution is the right path for Trex and maybe the industry as a whole?

Adam Zambanini

Yes. Dual distribution is you want to have competing distributors in each and every single market, right? So that you have some customers like some lumber yards or dealers that want to prefer one entity over another or they like to have options from a competitive quoting perspective. So that's why -- if you look at the market and you look at a lot of the manufacturers in our segment, they have at a minimum dual distribution.

Collin Verron

Understood. And then I guess just in terms of managing sort of the relationships with existing dealers and contractors as well as they kind of go through this transition, I guess, kind of support communication strategy you have in place for that? And how do you anticipate that sort of impacting maybe your dealer network and contractors further downstream?

Adam Zambanini

So I think we addressed in some of our comments. We have teams that are out in the field that will be addressing this with retailers and contractors within the network. There's a pretty robust communication plan that is going to be in place as we transition over this next 30, 60, 90 days.

Collin Verron

Great. I appreciate the color.

Operator

The next question is from Matthew Bouley with Barclays. Please go ahead.

Matthew Bouley

Hey, good evening. Thanks for taking the questions. So assuming we eventually hear from either Boise or competitors depending on where Boise goes with decking. So maybe just to kind of pre-empt what we eventually learn. How do you think about how the competitive dynamic going forward would change as Boise's national footprint may now be carrying another brand? How is marketing investment or dealer incentives that are kind of beyond just the one times here sort of contemplated in how all that plays out? Thank you.

Adam Zambanini

So I won't get into Boise's business. That's up to them and their decisions what they want to make. But I will talk at a high level what I think is happening in the market. When you go through these changes like we have just done and what Boise will do, this is going to put more pressure on tertiary brands that are in place today. So if you go through some of our partners, the newer ones that we're picking up, in some cases, they might have had tertiary brands in place. And I think you'll see that there's going to be even more consolidation here in the next 12 months. So you really have Trex in the leading seat, number one brand, the most market share, and then you have competitor B and C.

But I think as you start to get beyond the top two or three players within this market, as you start to get to player number four or five, it's like moving the deck chairs around on the Titanic. It's not good in terms of where you're at with all this market consolidation. So I think this is just going to fast-forward that move into larger entities moving forward in our categories.

Matthew Bouley

Got it. Okay. And thank you for that. And then secondly, obviously, changing the two-step distribution doesn't necessarily change the sort of sell-through or end demand at the end of the day. But obviously, product availability at two-step can have effects on near-term dynamics. And so again, just given the large national footprint of Boise, if there is, let's say, kind of a local dealer relationship with the Boise, how do you try to minimize what that dealer is going to go through here given this change in product availability? Thank you.

Adam Zambanini

Yes. I think there's two ways to look at that question. There's the way you're looking at it from a top-down approach, but we look at it from reverse, which is the bottom-up approach for pull-through demand. In my mind, you have consumers and contractors that are walking in the doors every single day that want to buy Trex. And as I think we've shown in these results right now, we have a great opportunity to grow this company. And so when I think about this move or this transition over time from a retailer's perspective, I'm sure they can look at another distributor partner and the products that they offer on there and risk their entire portfolio moving away from Trex.

So we have a very strong commitment to the consumer, to the contractor moving forward. It's all about pull-through demand, and that matters longer term than really worrying about, I think, a competing distributor partner going in and trying to switch out that business. That's really, I don't think that's how our market works. It's really through pull-through demand.

Matthew Bouley

Got it. Well, thanks, Adam. Good luck, guys.

Operator

The next question is from Kurt Yinger with D.A. Davidson. Please go ahead.

Kurt Yinger

Great. Thanks, and good afternoon, everyone. Just from a customer concentration standpoint, I mean, should we think about this as SBP, I guess, growing as a percentage of sales? And then secondly, as you think about backfilling redistributors to, it's just a lot of Boise volume to push through those kind of new or expanded relationships. So just kind of curious what you're focused on there to ensure those channel partners are able to or from a financial or capacity standpoint to satisfy that amount of volume?

Adam Zambanini

Yes. So I think you're looking at it from a national perspective, but I think you got to take a market-by-market view. When you start to compare our top distributor partners, you would realize that in many cases, SBP outsells competing distributors in some of those markets. So when you look at that competing distributor you were just talking about today, you're looking at it on a national footprint versus what wasn't a national footprint until the acquisition of OrePac.

So I would say don't underestimate what SBP sales are to Trex, especially when you look at their East Coast footprint and how well that they do versus some of the competing distributor partners. In many cases, they sell at a much higher rate, and it's a much larger business. So that's where I think until the acquisition of OrePac, this made it national, but you have to know that we're also looking at it from a regional perspective as well. And that's why we see a lot of upside in Specialty Building Products.

Kurt Yinger

Okay. And then just secondly, from, I guess, a complexity standpoint, I mean, I get it in terms of simplifying from three to two in certain markets. But in terms of more distribution partners now being larger, does this impact your ability to kind of manage the system, manage channel inventories, going into the new year or anything like that? Or I guess, does this add complexity in any way, in terms of how you operate going forward?

Adam Zambanini

Yes. So, when I look at these larger companies that are in place, including, by the way, our regional company, our regional distributor partners are fairly large in their regions. They have a lot more technical capabilities. So, from understanding inventory in the channel and we're building it and all that, I think we have more market intelligence today than we did two or three years ago. So, I think it is a benefit over time in terms of, we think about streamlining the business.

Kurt Yinger

Okay. Thank you.

Operator

The next question is from Rafe Jadrosich with Bank of America. Please go ahead.

Rafe Jadrosich

I think in the 10-K, you have it broken out that the top three customers, I think, are 73% of sales. Where is just roughly like what percent of your business was Boise? Just trying to quantify like how much of a shift this actually is?

Adam Zambanini

Yes, we're not going to break that out at this time.

Prithvi Gandhi

I mean we don't break that out again for competitive reasons and so forth. But in general, with this move, the customer concentration will still be around that level with the top 3 being in the 65%, 75% range.

Rafe Jadrosich

Is it fair to assume they were outside of that top three?

Prithvi Gandhi

Let's just leave it there.

Rafe Jadrosich

Okay. All right. And then just given the transition and obviously, you're raising the full year guidance, I think on a full year basis, not having a big impact. Is there any change to the cadence for the back half that we should be thinking about related to, obviously, like the drawdown at Boise and then maybe building inventory at the other distributors? Just should we -- any considerations we should have for the back half cadence?

Adam Zambanini

Not at this time. We will give more flavor behind the quarter and moving forward at the end of the month. So, you'll hear -- you get a little bit more color at the end of the month around that.

Prithvi Gandhi

I mean the next three, four weeks before we report, we'll have a lot more information on how these -- how things are going with the new arrangements, and we'll be able to give you more accurate color, all of that.

Rafe Jadrosich

Great. That’s very helpful, thank you.

Operator

The next question is from Reuben Garner with Benchmark Company. Please go ahead.

Reuben Garner

Most of my questions have been asked, so I just have one. Is this the last of the moves that we'll see in distribution? I know you mentioned going from three back down to dual distributors. Are there others that you pulled away from in conjunction with this besides Boise in various regions? Or is that potentially still on the come? Or did those additions happen to come in markets that Boise was in and Specialty wasn't, and it just kind of nets all out with these moves?

Adam Zambanini

Yes. It just kind of nets all out. There’re no more moves on the radar screen that we have at this time right now. It's just the change that we've made at the top.

Reuben Garner

Great. Thanks for the detail, guys, and good luck.

Conclusion

Operator

This concludes our question-and-answer session, and the conference has also now concluded. Thank you for attending today's presentation. You may now disconnect.